Exhibit 99.1

Applied Optoelectronics Reports Preliminary Second Quarter 2015 Financial Results;

Revenue Exceeds Outlook

Sugar Land, TX, July 13, 2015 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, and fiber-to-the-home markets, today announced certain preliminary financial results for its second quarter ended June 30, 2015.

Select Second Quarter 2015 Preliminary Results*

•	Revenue of approximately $49.6 million, above the prior outlook of $43.0 to $45.0 million
•	GAAP and non-GAAP gross margin in the range of 33.5% to 33.7%, versus the prior non-GAAP outlook of 34.0% to 35.0%
•	GAAP and non-GAAP net income in the range from $5.8 million to $6.0 million, above the prior non-GAAP outlook of $3.8 million to $4.5 million
•	GAAP and non-GAAP fully diluted earnings per share in the range of $0.36 to $0.38, using a weighted-average fully diluted share count of approximately 15.9 million shares. This is above the prior outlook of $0.25 to $0.30 per share.

“Our better than expected results were driven by strong demand for our CATV and datacenter products as well as our ability to manufacture and ship 40Gbs transceivers ahead of plan,” said Dr. Thompson Lin, Applied Optoelectronics, Inc. founder and CEO. “We are pleased with our overall progress and would like to thank the AOI team for their diligence and hard work in delivering these results. I look forward to sharing our detailed second quarter financial results on our previously scheduled conference call in August.”

* These expected results are preliminary and subject to change as the company completes its customary quarter-end accounting close process. Our outlook referred to above was provided in our press release on May 7, 2015.

Conference Call

Applied Optoelectronics previously announced that it will release financial results for its second quarter ended June 30, 2015 after U.S. markets close on Wednesday, August 5, 2015.

Applied Optoelectronics will host a conference call and webcast on August 5, 2015 for analysts and investors to discuss its second quarter results and outlook for its third quarter of 2015 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing (719) 457-2727.

A live webcast and presentation of the conference call, along with supplemental financials, will be accessible from the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (719) 457-0820 and entering passcode 8630023.

Forward-Looking Information

This press release contains forward-looking statements including statements about our preliminary revenue, gross margin, net income and earnings per share (GAAP and non-GAAP, as applicable) for the quarter ended June 30, 2015. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results, performance, or achievements to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers products or their rate of deployment of their products; general conditions in the internet datacenter, CATV or FTTH markets; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules, and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband and fiber-to-the-home markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all three of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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SOURCE: Applied Optoelectronics, Inc.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley

+1-415-217-7722

ir@ao-inc.com